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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT AUDITORS OF SECRETECH, INC.



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 5, 1994, with respect to the financial statements of Secretech, Inc. included in this Registration Statement (No. 333-19125) and related Prospectus of Vaxel, Inc.






Birmingham, Alabama
March 19, 1997